Exhibit 24.1

             Consent of Ernst & Young, LLP
                 Independent Auditors



      We consent to the reference to our firm under the
caption   "Experts"   in  the  Registration   Statement
(Amendment No. 2 to Form S-3 No. 33-63361) and  related
Prospectus  of Electrosource, Inc. for the registration
of  1,859,333  shares of its common stock  and  to  the
incorporation by reference therein of our report  dated
February  13, 1995, except for Note Q, as to which  the
date  is  March 10, 1995 and Note R, as  to  which  the
dated is October 6, 1995, with respect to the financial
statements and schedule of Electrosource, Inc. included
in  its  Current Report on Form 8-K dated  October  10,
1995,   filed   with   the  Securities   and   Exchange
Commission.


   /s/ Ernst & Young LLP


Austin, Texas
January 18, 1996